Oi S.A. – In Judicial Reorganization Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43 Board of Trade (NIRE) No. 33.300.29520-8 Publicly-Held Company

NOTICE TO THE MARKET

Oi S.A. – In Judicial Reorganization (“Oi” or “Company”) hereby informs its shareholders and the market in general about the following, in continuity with and in addition to the information in the Notice to the Market disclosed by the Company on November 29, 2016, which contained information about, among other matters, the possible requests for conversion of the suspension of payments proceedings involving Oi’s subsidiaries in the Netherlands into Dutch bankruptcy proceedings.

On this date, the judicial administrators appointed to supervise the suspension of payments proceedings of Oi’s subsidiaries Oi Brasil Holdings Coöperatief UA – In Judicial Reorganization (“Oi Brasil Holdings”) and Portugal Telecom International Finance B.V. – In Judicial Reorganization (“PTIF”), Oi’s financial vehicles in the Netherlands, filed with the District Court of Amsterdam, The Netherlands requests for the conversion of the suspension of payments proceedings into Dutch bankruptcy proceedings against Oi Brasil Holdings and PTIF. On this date, the District Court of Amsterdam, The Netherlands ordered that a hearing in relation to the requests for conversion of the suspension of payments process for each of Oi Brasil Holdings and PTIF will be held on January 12, 2017 at 13:30 (CET).

Oi reiterates that the possible conversion would be restricted to Dutch jurisdiction and law and expects this will not result in a significant impact on the judicial reorganization — which continues to include Oi Brasil Holdings and PTIF —, in the Company’s cash reserves, nor in the day-to-day operations of the Company in Brazil. Oi intends to make every appropriate effort to ensure the protection of the interests of the Oi Companies’ and all of their stakeholders.

The Company will keep its shareholders and the market informed of the development of the subject matter of this Notice to the Market.

Rio de Janeiro, December 1, 2016.

Ricardo Malavazi Martins

Chief Financial Officer and Investor Relations Officer.

Oi S.A. – In Judicial Reorganization

Special Note Regarding Forward-Looking Statements:

This communication contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Brazilian applicable regulation. Statements that are not historical facts, including statements regarding the beliefs and expectations of Oi, business strategies, future synergies and cost savings, future costs and future liquidity are forward-looking statements. The words “will,” “may,” “should,” “could,” “anticipates,” “intends,” “believes,” “estimates,” “expects,” “forecasts,” “plans,” “targets,” “goal” and similar expressions, as they relate to Oi or its management, are intended to identify forward-looking statements. There is no guarantee that the expected events, tendencies or expected results will actually occur. Such statements reflect the current views of management Oi and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Oi or its affiliates, or persons acting on their behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. Except as required under the Brazilian and U.S. federal securities laws and the rules and regulations of the CVM, the SEC or of regulatory authorities in other applicable jurisdictions Oi and its affiliates do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements. You are advised, however, to consult any further disclosures Oi makes on related subjects in reports and communications that Oi files with the SEC.

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